THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT" OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER PROVISIONS OF THE FEDERAL ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

                                  Right to Purchase Shares of Series A-4
                                  Convertible Preferred Stock of Zycad
                                  Corporation
                                  May 15, 1997

                        -----------------------------

                           Preferred Stock Purchase Warrant


    ZYCAD CORPORATION, a Delaware corporation (the "Company"), hereby certifies that for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lewis A. Fraser, having an address at c/o 100 South Biscayne Blvd., Suite 700, Miami, Florida 33131 ("Purchaser") or any other Warrant Holder is entitled, on the terms and conditions set forth below to purchase from the Company at any time beginning after the date hereof and ending sixty (60) months after the date hereof Four Thousand Two Hundred Eighty-Six (4,286) shares of fully paid and nonassessable shares of Series A-4 Convertible Preferred Stock, $.10 par value, of the Company (the "Preferred Stock"), at a purchase price per share of Thirty-Five Dollars (U.S. $35.00) per share (the "Purchase Price"), as the same may be adjusted pursuant to Section and 5 herein; provided, however, that this Warrant shall only be exercisable on days when the last reported sales price of the Common Stock of the Company on the most recent trading day is equal to or greater than $1.50 per share.

    1.   DEFINITIONS.

         (a) the term "Warrant Holder" shall mean the Purchaser or any assignee of all or any portion of this Warrant at any given time who, at the time of assignment, acquired the right to purchase at least 500 Warrant Shares (such number being subject to adjustment after the date hereof pursuant to Section 5 herein).

         (b) the term "Warrant Shares" shall mean the shares of Preferred Stock or other securities issuable upon exercise of this Warrant.

         (c) other terms used herein which are defined in the Convertible Securities Exchange Agreement (the "Agreement") of even date and delivery between the Company, and the Purchaser, or the Registration Rights Agreement (as defined in the Agreement), or in the Debentures (as defined in the Agreement), shall have the same meanings herein as therein.

    2. EXERCISE OF WARRANT. This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time by surrender of this Warrant, together with the form of subscription at the end hereof duly executed by Warrant Holder, to the Company at its principal office. In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of Warrant Holder a new Warrant of like tenor in the name of Warrant Holder or as Warrant Holder (upon payment by Warrant Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.


    3.   DELIVERY OF STOCK CERTIFICATES.

         (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to Warrant Holder, or as Warrant Holder (upon payment by Warrant Holder of any applicable transfer taxes) may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Preferred Stock to which Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which Warrant Holder is entitled upon such exercise.

         (b) This Warrant may not be exercised as to fractional shares of Preferred Stock. In the event that the exercise of warrant, in full or in part, would result in the issuance of any fractional share of Preferred Stock, then in such event Warrant Holder shall be entitled to cash equal to the Stated Value of one share of Preferred Stock multiplied by such fraction.

    4.   COVENANTS OF THE COMPANY.

         (a) The Company shall use its reasonable best efforts to insure that a Registration Statement under the Securities Act covering the resale or other disposition of the Common Stock issuable upon conversion of the Warrant Shares by Warrant Holder is effective as provided in its Registration Rights Agreement.

         (b) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder under this Warrant.

         (c) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed on the Exchange and shall not amend its Certificate of Incorporation or Bylaws so as to adversely affect any rights of the Warrant Holder under this Warrant.

         (d) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Preferred Stock as shall from time to time be issuable.

         (e) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to Warrant Holder the requisite number of shares of Preferred Stock to be issued pursuant to this Warrant.

         (f) With a view to making available to Warrant Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

              (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

              (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act. and

              (iii) furnish to any Warrant Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act. a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Warrant Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

    5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

         (a) MERGER, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon such transfer, merger or consolidation becoming effective, and upon payment of the aggregate Purchase Price then in effect, the NUMBER of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be.

         (b) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

    6. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of Warrant, but, shall at all times in good faith assist in the carrying out of all such and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant

    7. NOTICE OF ADJUSTMENTS: NOTICES. Whenever the Purchase Price or number of Warrant Shares purchasable hereunder be adjusted pursuant to Section 5 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by FIRST class mail, postage prepaid) to the Warrant Holder.

    8. RIGHTS AS STOCKHOLDER. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holder, thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

    9. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of ANY SUCH loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

    10.  SPECIFIC ENFORCEMENT: CONSENT TO JURISDICTION.

         (a) The Company and the Warrant Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

         (b) Each of the Company and the Warrant Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Warrant and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally Subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an 'inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Warrant Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

    11. ENTIRE AGREEMENT: AMENDMENTS. This Warrant, the Exhibits hereto and the provisions contained in the Agreement, the Registration Rights Agreement or the Debentures and incorporated into this Warrant and the Warrant Shares contain the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein and therein, neither the Company nor the Warrant Holder makes any representation, warranty, covenant or undertaking respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

    12. RESTRICTED SECURITIES. Sections 4.5, 5.1, 5.2 and 5.3 of the Agreement arc incorporated herein by reference and hereby made a part hereof.

    13. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon band delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

    to the Company:

         Zycad Corporation
         47100 Bayside Parkway
         Fremont, California 94538
         Attn:     Chief Financial Officer
         Fax:  (510) 623-4575


    to the Warrant Holder:

         Lewis A. Fraser
         c/o 100 South Biscayne Blvd., Suite 700
         Miami, Florida 33131


Copies of all notices to the Company or to the Warrant Holder shall also be provided to:

         Promethean Investment Group, L.L.C.
         40 West 57th Street, Suite 1520
         New York, NY 10019
         Attn:  James F. O'Brien, Jr.
         Fax:  (212) 698-0505

         GOULSTON & STORRS
         400 Atlantic Avenue
         Boston, MA 02110-3333
         Attn:  Richard Langerman, Esq.
         Fax: (617) 574-4112

Either party hereto may from time to time change its address for notices under this Section 13 by giving at least 10 days prior written notice of such changed address to the other party hereto.

    14. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    15.  EXPIRATION.  The right to exercise this Warrant shall expire sixty
(60) months after the date hereof.

 Dated as of: May 15, 1997                  ZYCAD CORPORATION


                                  By: /s/ Phillips W. Smith
                                     -----------------------------------------

                                  Title: President and Chief Executive Officer

[CORPORATE SEAL]

Attest:

By: Douglas E. Klint
   ---------------------------

Its: Corporate Secretary


                                       Lewis A. Fraser

                                  By: Promethean Investment Group, L.L.C.
                                  Its: Investment Advisor

                                  By: /s/ James F. O'Brien
                                     -----------------------
                                  Its: President

                               FORM OF WARRANT EXERCISE
                      (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)


TO
  ----------------------------

    The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ________ shares of Preferred Stock of ZYCAD CORPORATION, a Delaware corporation (the "Company"), and herewith makes payment of $________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to
___________   whose address is ____________________.

Dated:
                                  --------------------------------------------
                                  (Signature must conform to name of holder as specified on the fare of the Warrant)

                                  --------------------------------------------
                                                 (Address)

                                  Tax Identification Number:
                                                            ------------------



                       ----------------------------------------

                                  FORM OF ASSIGNMENT
                      (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)

For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the within Warrant to purchase
________________ shares of Preferred Stock of ZYCAD CORPORATION, a Delaware corporation, to which the within Warrant relates, and appoints Attorney to transfer such right on the books of ZYCAD CORPORATION, a Delaware corporation, with full power of substitution the premises.

Dated:                            --------------------------------------------
                                  (Signature must conform to name of holder as specified on the face of the Warrant)

                                  --------------------------------------------
                                                 (Address)
Signed in the presence of:

------------------------------